EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-113100 of Atheros Communications, Inc. on Form S-8 of our report dated March 11, 2005 appearing in this Annual Report on Form 10-K of Atheros Communications, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 11, 2005